Exhibit 99.1

For information contact:

J.J. Pellegrino

Chief Financial Officer

LeMaitre Vascular Inc.

781.221.2266 x106

jpellegrino@lemaitre.com

LeMaitre Vascular Reports 3rd Consecutive Profitable Quarter (Excluding AlboGraft Charge)

- Gross Margin Rebounds to 73% -

BURLINGTON, MA, April 28, 2009 — LeMaitre Vascular, Inc. (Nasdaq: LMAT), a provider of peripheral vascular devices and implants, announced Q1 2009 financial results, highlighted by continued sales growth in direct-to-hospital markets, gross margin expansion, and continued expense control. The Company posted its third consecutive quarter of adjusted non-GAAP operating profitability and increased its bottom line guidance for 2009.

Q1 2009 sales were $11.3 million, a 4% decrease versus Q1 2008. Excluding foreign exchange, acquisitions and Biomateriali, sales increased 4% versus Q1 2008. Foreign currency fluctuations negatively affected overall sales by 5%. Sales in the United States increased 3% while sales in international direct-to-hospital markets increased 6%. Sales to international distributors decreased by 53%, reflecting the previously anticipated decrease in AlboGraft purchases by Edwards Lifesciences in advance of their termination, as well as distribution markets that were impacted by the economic downturn.

The Company reported a gross margin of 72.8% in Q1 2009, up from 71.7% in Q1 2008 and 69.6% in Q4 2008. The quarter over quarter increase was driven by higher average selling prices across several product lines and an increase in the percentage of international sales made direct to hospital.

Q1 2009 operating loss was $1.6 million versus $2.6 million in Q1 2008. Excluding a one-time $1.8 million termination charge related to the AlboGraft-direct initiative, Q1 2009 non-GAAP operating income was $211,000, as compared to Q1 2008 non-GAAP operating loss of $1.5 million. The continuing benefits of the 2008 Expense Shave and the higher gross margin drove improved non-GAAP operating income. This was the Company’s third consecutive quarter of non-GAAP operating profits.

George W. LeMaitre, Chairman and CEO said, “We were pleased that our cost control initiatives allowed us to report an adjusted operating profit in the face of a challenging sales environment. Foreign exchange headwinds, the AlboGraft-direct initiative, and muted distributor sales led Q1 sales to fall short of our expectations. Nonetheless, we continued to control expenses and improve our gross margin. As a result, we posted an adjusted operating profit significantly ahead of Q1 2008 and roughly in line with Q3 and Q4 of 2008.”

“I am excited by the future benefits of the AlboGraft-direct initiative, which we began on March 27, 2009. This should benefit our top and bottom lines, as well as our gross margin,” continued Mr. LeMaitre. “We also believe that sales to our international distributors will recover as several of our distributors complete the inventory reduction activities which they initiated in response to economic conditions.”

The Company’s cash and marketable securities decreased by $4.0 million during the quarter to $17.3 million, a result of $4.1 million in one-time cash payments primarily related to the early termination of our distribution agreement with Edwards Lifesciences.

Sales and marketing expenses decreased 29% to $4.1 million in Q1 2009. Sales and marketing accounted for 37% of revenue in Q1 2009, as compared to 49% in Q1 2008, as the Company benefited from increased efficiencies in its direct sales force and the strategic focusing of marketing resources. The Company began and ended Q1 2009 with 52 sales representatives.

General and administrative expenses decreased 11% to $2.5 million in Q1 2009, the result of general belt-tightening.

R&D expenses decreased 3% to $1.3 million in Q1 2009. Reduced process engineering and royalty costs offset an 8% increase in product development, clinical and regulatory spending.

Termination of the AlboGraft Distribution Agreement

On March 27, 2009 the Company terminated its AlboGraft distribution agreement with Edwards Lifesciences. LeMaitre Vascular paid €2.25 million in exchange for termination of the distribution agreement, detailed customer information and transition services. The Company also repurchased €375,000 of inventory. The total cash payment to Edwards was $3.5 million, of which $1.8 million was charged to restructuring in Q1 2009. Another $575,000 was paid out during the quarter to the sellers of Biomateriali.

Business Outlook

As a result of continuing currency fluctuations and general economic uncertainty, the Company revised its 2009 sales guidance to $48.0—$48.5 million. Excluding foreign exchange and acquisitions, this implies year-over-year sales growth of 2%—3%. The Company also updated its 2009 operating income guidance to break-even from $1.5 million previously, which reflects the Q1 $1.8 million AlboGraft distribution termination charge and the Company’s improved gross margin.

“We believe that additional operating leverage is likely as we complete the AlboGraft-direct initiative and distributor sales normalize over the course of the year,” said Mr. LeMaitre. “Net of the Q1 AlboGraft termination charge, we are increasing our operating income guidance by $300,000.”

Top- and bottom-line guidance excludes future acquisitions and changes in foreign exchange rates.

Conference Call Reminder

Management will conduct a conference call at 5:00 p.m. EDT today to review the Company’s financial results and discuss its business outlook for the remainder of 2009. The conference call will be broadcast live over the Internet. Individuals who are interested in listening to the webcast should log on to the Company’s website at www.lemaitre.com/investor. The conference call may also be accessed by dialing 800-659-1966 (1-617-614-2711 for international callers), using passcode 68167352. For interested individuals unable to join the live conference call, a replay will be available on the Company’s website.

About LeMaitre Vascular

LeMaitre Vascular is a provider of devices for the treatment of peripheral vascular disease. The Company develops, manufactures and markets disposable and implantable vascular devices to address the needs of vascular surgeons. The Company’s devices are used to treat peripheral vascular disease; a condition that the Company estimates affects more than 20 million people worldwide.

Well-known to vascular surgeons, the Company’s diversified product portfolio consists of brand name devices that are used in arteries and veins outside of the heart, including the Expandable LeMaitre Valvulotome, the Pruitt-Inahara Carotid Shunt, TAArget Thoracic Stent Graft and AlboGraft Vascular Graft.

LeMaitre and the LeMaitre Vascular logo are registered trademarks of LeMaitre Vascular, Inc. This press release contains other trademarks and trade names of the Company and third parties.

For more information about the Company, please visit http://www.lemaitre.com.

Use of Non-GAAP Financial Measures

LeMaitre Vascular management believes that in order to properly understand the Company’s short-term and long-term financial trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and/or impact on continuing operations. In addition, management uses results of operations before such items to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP. In addition to the description provided below, reconciliation of GAAP to non-GAAP results is provided in the financial statement tables included in this press release.

In this press release, the Company has reported a non-GAAP measure which excludes certain non-recurring expenses related to the early termination of its AlboGraft distribution agreement with Edwards Lifesciences. During Q1 2009, the Company paid Edwards Lifesciences $3.5 million in exchange for this early termination, detailed customer information and transition services, and AlboGraft inventory owned by Edwards Lifesciences, of which of which $1.8 million was charged to restructuring in Q1. During Q1 2008, the Company incurred $274,000 in connection with the 2007 early termination of its exclusive distributor in Italy. Also, in Q1 2008, shortly following its acquisition of Biomateriali, the Company became aware of facts leading it to conclude that certain acquired intangibles should be written down by $435,000 in Q1 2008. Finally, in Q1 2008 the Company undertook a reduction in force of 32 employees and incurred charges of $359,000 related to severance and litigation.

In addition, this press release includes sales growth excluding the impact of foreign exchange, acquisitions, and AlboGraft sales to Edwards Lifesciences, which the Company believes were muted as Edwards Lifesciences reduced orders in anticipation of the termination. The Company analyzes net sales on a constant currency basis net of acquisitions and other non-recurring events to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on net sales, and acquisitions and other strategic transactions are episodic in nature and highly variable in sales impact, the Company believes that evaluating growth in sales on a constant currency basis net of such transactions provides an additional and meaningful assessment of sales to both management and the Company’s investors. In Q1 2008, the Company commenced distribution of the PeriPatch Biologic Patch and wound down AlboGraft Vascular Graft sales to Edwards Lifesciences.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements in this press release regarding the Company’s business that are not historical facts may be “forward-looking statements” that involve risks and uncertainties. Specifically, statements regarding the Company’s financial guidance for 2009 are forward-looking, involving risks and uncertainties. The Company’s Q1 2009 financial results, as discussed in this release, are preliminary and unaudited, and subject to adjustment. Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks and uncertainties that could cause actual results to differ from the results predicted. These risks and uncertainties include, but are not limited to, the risk that the Company does not generate sufficient operating scale to maintain or increase profitability; the potential for encountering unfavorable foreign currency exchange rate fluctuations; risks related to product demand and market acceptance of the Company’s products; risks related to the global economic recession; the significant competition the Company faces from other companies, technologies, and alternative medical procedures; the risk that the Company does not realize the anticipated benefits of the termination of the AlboGraft distribution contract or future strategic transactions; the possibility that the Company’s new products may fail to provide the desired safety and efficacy or may not be accepted by the market for other reasons; the risk that the Company may fail to expand its product offerings through internal development or acquisition; the general uncertainty related to seeking regulatory approvals for the Company’s products, particularly in the United States; and the risks and uncertainties included under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by our subsequent filings with the SEC, all of which are available on the Company’s investor relations website at http://www.lemaitre.com and on the SEC’s website at http://www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

Financial Statements

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands)

	March 31, 2009	December 31, 2008
	(unaudited)
Assets

Current assets:
Cash and cash equivalents	$14,093	$15,895
Marketable securities	3,171	5,359
Accounts receivable, net	7,164	7,244
Inventories	7,165	6,959
Other current assets	1,449	1,659

Total current assets	33,042	37,116

Property and equipment, net	2,143	2,327
Goodwill	11,022	11,022
Other intangibles, net	3,717	2,883
Other assets	966	1,051

Total assets	$50,890	$54,399

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,052	$606
Accrued expenses	3,906	5,543
Acquisition-related liabilities	163	784

Total current liabilities	5,121	6,933

Long term debt	79	78
Deferred tax liabilities	1,331	1,260
Other long-term liabilities	364	380

Total liabilities	6,895	8,651

Stockholders’ equity
Common stock	157	157
Additional paid-in capital	62,529	62,290
Accumulated deficit	(18,075)	(16,194)
Accumulated other comprehensive income	(381)	(272)
Less: treasury stock	(235)	(233)

Total stockholders’ equity	43,995	45,748

Total liabilities and stockholders’ equity	$50,890	$54,399

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(amounts in thousands, except per share amounts)

(unaudited)

	For the three months ended
	March 31, 2009	March 31, 2008
Net sales	$11,348	$11,847
Cost of sales	3,082	3,358

Gross profit	8,266	8,489

Operating expenses:
Sales and marketing	4,146	5,829
General and administrative	2,525	2,828
Research and development	1,311	1,350
Restructuring charges	1,777	633
Impairment charge	73	435

Total operating expenses	9,832	11,075

Loss from operations	(1,566)	(2,586)

Other income:
Interest (expense) income, net	(22)	161
Other (loss) income, net	(86)	151

Total other (loss) income, net	(108)	312

Loss before income taxes	(1,674)	(2,274)

Provision for income taxes	207	290

Net loss	$(1,881)	$(2,564)

Net loss per share of common stock:
Basic	$(0.12)	$(0.17)

Diluted	$(0.12)	$(0.17)

Weighted average shares outstanding:
Basic	15,661	15,506

Diluted	15,661	15,506

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

SELECTED NET SALES INFORMATION

(amounts in thousands)

(unaudited)

	For the three months ended
	March 31, 2009		March 31, 2008
	$	%	$	%
Net Sales by Product Category:
Endovascular & Dialysis	$3,501	31%	$3,542	30%
Vascular	6,915	61%	7,323	62%
General Surgery	880	8%	904	7%

	11,296	100%	11,769	99%
OEM	52	0%	78	1%

Total Net Sales	$11,348	100%	$11,847	100%

Net Sales by Geography
United States and Canada	$6,681	59%	$6,454	54%
Outside the United States and Canada	4,667	41%	5,393	46%

Total Net Sales	$11,348	100%	$11,847	100%

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

NON-GAAP FINANCIAL MEASURES

(amounts in thousands)

(unaudited)

Reconciliation between GAAP and Non-GAAP sales growth:
For the three months ending March 31, 2009
Net sales as reported	$11,348
Impact of currency exchange rate fluctuations	622
Net impact of acquisitions, distributed sales and discontinued products, excluding currency	(101)
Biomateriali net sales	(223)

Adjusted net sales		$11,646

For the three months ending March 31, 2008
Net Sales as reported	$11,847
Biomateriali net sales	(677)

Adjusted net sales		$11,170

Adjusted net sales increase for the three months ending March 31, 2009		$476	4%

	For the three months ended
	March 31, 2009	December 31, 2008	September 30, 2008	March 31, 2008
Reconciliation between GAAP and Non-GAAP operating income (loss):
Operating income (loss) as reported	$(1,566)	$354	$170	$(2,586)
Restructuring charges	1,777	4	163	633
Biomateriali impairment charge	—	—	—	435

Adjusted operating income (loss)	$211	$358	$333	$(1,518)

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

IMPACT OF FOREIGN CURRENCY AND BUSINESS ACTIVITIES

(amounts in thousands)

(unaudited)

	2009	2008				2007
	Q1	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Total net sales	11,348	12,111	12,023	12,739	11,847	11,104	10,144	10,315	9,883
Impact of currency exchange rate fluctuations (1)	(622)	(448)	452	836	674	439	253	267	322
Net impact of acquisitions, distributed sales and discontinued products, excluding currency exchange rate fluctuations (2)	101	235	703	929	1,133	1,116	635	567	455

(1)	Represents the impact of the change in foreign exchange rates over the corresponding quarter of the prior year based on the weighted averge exchange rate for each quarter.
(2)	Represents the impact of sales of products of acquired businesses and distributed sales of other manufacturers' products, net of sales related to discontinued products and other activities, based on 12 months' sales following the date of the event or transaction, and shown in the current period only.